[MCGLADREY & PULLEN LETTERHEAD]
EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Western Alliance Bancorporation on Form S-8 of our report, dated February 11, 2005, included in the Form S-1 (No. 333-124406) of Western Alliance Bancorporation that was filed with the SEC on April 28, 2005 and amended on June 7, 2005 and June 17, 2005.

/s/ McGLADREY & PULLEN, LLP –––––––––––––––––––––––––––––––– McGLADREY & PULLEN, LLP

Las Vegas, Nevada

July 28, 2005